ADDENDUM TO ORGANIZATIONAL AGREEMENT
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          The Organizational Agreement, made the 28th day of December, 1988 among The GCG Trust (the "Trust"), Directed Services, Inc. ("DSI"), and Golden American Life Insurance Company ("Golden American") (the "Organizational Agreement"), as amended by the Assignment Agreement to the Organizational Agreement dated March 20, 1991 and Addenda to the Organizational Agreement dated October 1, 1993, November 7, 1994, December 29, 1995, March 4, 1997, August 19, 1997, February 16, 1999, June 15, 1999, February 17, 2000, May 18, 2000,
February 22, 2001 and December 14, 2001, is hereby amended by the addition of the provisions set forth in this Addendum to the Organizational Agreement, which is dated as of the 26th day of February, 2002.

                                   WITNESSETH:
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     WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, or limitations;

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

     WHEREAS, the Trust has established six new series designated as the Fundamental Growth Focus Series; Focus Value Series; Global Franchise Series; Equity Growth Series; J.P. Morgan Fleming Small Cap Equity Series; the International Enhanced EAFE Series; and redesignated the Small Cap Series as the Capital Guardian Small Cap Series; and

     WHEREAS, the Trust and Golden American desire that the six new series designated as the Fundamental Growth Focus Series; Focus Value Series; Global Franchise Series; Equity Growth Series; J.P. Morgan Fleming Small Cap Equity Series; the International Enhanced EAFE Series; and the redesignated Capital Guardian Small Cap Series be sold to the separate accounts of Golden American to fund benefits under variable life insurance policies and variable annuity contracts issued by Golden American;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. The six new series designated as the Fundamental Growth Focus Series; Focus Value Series; Global Franchise Series; Equity Growth Series; J.P. Morgan Fleming Small Cap Equity Series; the International Enhanced EAFE Series; and the redesignated Capital Guardian Small Cap Series, together will all other Series listed on Exhibit B to the Organizational Agreement, shall be series under the Organizational Agreement effective as of May 1, 2002.

     2. Exhibit B to the Organizational Agreement shall be replaced with a new Exhibit B, a copy of which is attached hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date indicated above.

                                        THE GCG TRUST

                                        By:__________________________

                                        Title:_______________________

                                        DIRECTED SERVICES, INC.

                                        By:__________________________

                                        Title:_______________________

                                        GOLDEN AMERICAN
                                        LIFE INSURANCE COMPANY

                                        By:__________________________

                                        Title:_______________________

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                                    EXHIBIT B

     The Series of The GCG Trust, as described in the attached Organizational Agreement, are as follows:

          Equity Income Series (formerly, Multiple Allocation Series)
          Fully Managed Series
          Limited Maturity Bond Series
          Hard Assets Series
          Real Estate Series
          Liquid Asset Series
          Capital Appreciation Series
          Van Kampen Growth and Income Series (formerly,
          Rising Dividends Series)
          Value Equity Series
          Strategic Equity Series
          Capital Guardian Small Cap Series (formerly, Small Cap Series) Mid-Cap Growth Series
          Total Return Series
          Research Series
          Capital Growth Series (formerly, Growth & Income Series)
          Growth Series (formerly, Value + Growth Series)
          Core Bond Series (formerly, Global Fixed Income Series)
          Developing World Series
          International Equity Series
          Investors Series
          Diversified Mid-Cap Series
          Asset Allocation Growth Series
          Special Situations Series
          Janus Growth and Income Series (formerly, Growth and Income Series) Internet TollkeeperSM Series
          High Yield Series
          Managed Global Series
          All Cap Series
          Large Cap Value Series
          Fundamental Growth Focus Series
          Focus Value Series
          Global Franchise Series
          Equity Growth Series
          J.P. Morgan Fleming Small Cap Equity Series
          International Enhanced EAFE Series

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